UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________
FORM 8-K
______________________
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 16, 2012
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State Street Corporation
(Exact name of registrant as specified in its charter)
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Massachusetts	001-07511	04-2456637
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Lincoln Street Boston, Massachusetts	02111
(Address of principal executive office)	(Zip Code)

Registrant’s telephone number, including area code: (617) 786-3000
______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.04. Temporary Suspension of Trading Under Registrant's Employee Benefit Plans.

On August 16, 2012, State Street Corporation received a notice required by Section 101(i)(2)(E) of the Employee Retirement Income Security Act of 1974 regarding the commencement of a temporary blackout period, described below, resulting from the transition of recordkeeping services for State Street's Salary Savings Plan. Due to this transition, participants in the plan will be temporarily unable to direct or diversify investments in individual accounts in, or obtain a loan, withdrawal or distribution from, the plan during the temporary blackout period that is scheduled to begin at 4:00 p.m., Eastern Time, on September 21, 2012, and is expected to end during the week of October 7, 2012.

Pursuant to Section 306(a) of the Sarbanes-Oxley Act of 2002, on August 16, 2012, State Street sent a blackout trading restriction notice to its directors and executive officers informing them that, during the temporary blackout period described above, all of State Street's directors and executive officers will be unable to, directly or indirectly, purchase, sell or otherwise acquire or transfer any shares of State Street's common stock (including any stock options or derivative securities) if those securities were acquired in connection with employment or service as a director or executive officer of State Street.

A copy of the blackout trading restriction notice, also referred to as a BTR Notice, is attached hereto as Exhibit 99.1 and is incorporated herein by reference. Any inquiries regarding the temporary blackout period may be directed to State Street's Global Human Resources Service Center at +1 855 447 7007, or by emailing ghrservicectr@statestreet.com.

Item 99.1. Financial Statements and Exhibits.

(d) Exhibits

Refer to the Exhibit Index attached to this Current Report on Form 8-K; this Exhibit Index is incorporated herein by reference.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

STATE STREET CORPORATION

	By:	/s/ DAVID C. PHELAN
	Name:	David C. Phelan
	Title:	Executive Vice President and General Counsel
Date: August 16, 2012

EXHIBIT INDEX

Exhibit No.	Description

99.1	Notice of Trading Blackout Period for directors and executive officers dated August 16, 2012.

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